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                                                                Exhibit 10 (1)

                       IRREVOCABLE TRUST AGREEMENT II
                       ------------------------------

         (For Employment Agreements and Certain Retirement Benefits)

        THIS AGREEMENT is made this 16th day of August, 1989, between OGLEBAY NORTON COMPANY, a Delaware corporation with its principal offices at Cleveland, Ohio, as grantor (the "Company"), and BANK ONE, CLEVELAND, NA, a national banking association, with offices in Cleveland, Ohio, as Trustee.

        WHEREAS, the Company has adopted certain benefit plans and entered into certain employment agreements, described in greater detail on the attached Schedule A (these benefit plans and employment agreements are sometimes hereinafter referred to collectively as the "Plans" and individually as a "Plan") for the benefit of certain of its executives whose names are listed on the attached Schedule B (the executives whose names are listed on the attached Schedule B are hereinafter sometimes referred to collectively as the "Participants" and individually as a "Participant"), and each such Plan provides for payment of certain amounts in specified circumstances to a Participant and/or to the beneficiary under a Plan of a Participant (the benefits payable under the Plans that are listed on the attached Schedule C are herein referred to as "Benefits" and the beneficiary or beneficiaries under a Plan of a Participant are herein referred to collectively as "Beneficiaries" and individually as a "Beneficiary");

        WHEREAS, the Company desires to establish an irrevocable grantor trust (the "Trust") and transfer to the Trust assets to be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to Participants or their Beneficiaries;

        WHEREAS, it is the intention of the Company to make payments of Benefits directly from assets other than those held in the Trust until such time as the assets held by the Trust are determined to be sufficient to pay all future Benefits under the Plans;

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

        Section 1.  TRUST FUND.

                (a) Subject to the claims of its creditors as set forth in
Section 3, the Company hereby deposits with the Trustee the property described in the attached

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Schedule D, and the Company and the Trustee hereby agree that such property, all additions made in accordance with the provisions of this Agreement, and the increments, proceeds, investments, and reinvestments of such property and additions shall be held in trust and administered and distributed by the Trustee as provided in this Agreement.

        (b) The Trust hereby established shall be irrevocable.

        (c) Any and all net income generated by the Trust shall be accumulated and added and credited to its principal upon receipt. Any and all increments, proceeds, investments, and reinvestments of the principal of the Trust similarly shall be credited to and remain part of such principal.

        (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Neither Participants, nor Beneficiaries, nor the Plans, shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to Participants or Beneficiaries as Benefits as provided in
Section 2. Until satisfied by payment, all of the obligations of the Company under the Plans and this Agreement shall be unsecured promises of the Company to pay benefits under those Plans and the Participants and Beneficiaries shall have the status of unsecured creditors of the Company with respect to those obligations.

        (e) It is intended that the Trust will be treated for federal income tax purposes as a grantor trust, with the result that all items of income, exclusion, deduction, and credit with respect to the Trust will be attributed to the Company as the owner thereof in accordance with the provisions of Subpart E of Part I of Chapter 1J of the Internal Revenue Code of 1986, as it may be amended (the "Code"), or the corresponding provisions of any future internal revenue law. The Trustee shall prepare tax information relating to the administration of the trust, shall furnish the same to the Company, and shall file tax returns accordingly. It is also intended that transfers to the Trust of assets will not be transfers of property for purposes of section 83 of the Code or section 1.83-3(e) of the Treasury Regulations and that no amounts held in the Trust will be includable as compensation in the gross income of any Participant or Beneficiary before the taxable year of the Participant or Beneficiary in which the amounts are actually distributed or made available

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to the Participant or Beneficiary by the Trustee. The provisions of this Trust shall be interpreted and administered to the extent possible in such a manner as to carry out and effectuate the intentions expressed in this Paragraph 1(e).

        (f) The Company may at any time and from time to time, pursuant to authorization by the Company's Board of Directors, contribute additional cash or other property to the Trust to augment the principal to be held, administered, and disposed of by the Trustee as provided in this Agreement.

        Section 2.  PAYMENTS TO PARTICIPANTS AND BENEFICIARIES.

        (a) Notwithstanding the other provisions of this Section 2, the Trustee shall not make any distribution as provided in this Section 2 if, at the time of the distribution, the Trustee is required to suspend such distributions (as provided in Paragraph 3(c)) by reason of having received notice or allegations of the Company's insolvency.

        (b) At least once each calendar year and in advance of the month or months covered by the schedule so furnished, the Company shall furnish to the Trustee, for each calendar month in which any payment of Benefits is to be made to any Participant or Beneficiary under any of the Plans, a "Benefit Schedule" showing the name and address of each Participant or Beneficiary who is entitled to receive a payment of Benefits in that month, the amount of each such payment, and, in the case of each Beneficiary, the name of the Participant with respect to whom the Benefits are payable to the Beneficiary. If the Company so requests with respect to any payment shown on any Benefit Schedule, the Trustee shall make the payment to the Participant or Beneficiary shown on the Benefit Schedule to be entitled to the payment from the assets held in the trust in the separate account (maintained pursuant to Paragraph 4(e)) for the Participant to whom or with respect to whom the Benefit is payable (hereinafter referred to as a "Participant's Separate Account"). The Trustee shall have no liability to the Company or any other person for the making of any distributions made in reliance upon any such request.

        (c) If any Participant or Beneficiary (a "Claimant") submits a written claim (a "Claim") to the Trustee notifying the Trustee that the Company has failed to make at least part of one payment of Benefits under a Plan to the Claimant when due and requesting that the Trustee pay any Benefits to the Claimant, the

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Trustee shall promptly forward a copy of the Claim to the Company. (Any such claim may include a request that Benefits acknowledged by the Claimant to be not yet due be paid as they became due in the future.) Within ten days of receipt of the Claim, the Company shall (i) deliver to the Trustee an amendment to the Benefit Schedule for the month or months with respect to which the Claim is made acknowledging the validity of all or part of the Claim and providing for the payment of Benefits so acknowledged to be validly claimed by the Claimant and/or
(ii) notify the Trustee that the Company disputes all or part of the contents of the Claim. If at any time the Company delivers an amendment to one or more Benefit Schedules in which the Company acknowledges that payments of Benefits to a Claimant are overdue, the Trustee shall pay to the Claimant, from the Participant's Separate Account, an amount equal to the amount of Benefits that are so acknowledged by the Company to be overdue plus interest thereon as provided in Paragraph 2(i). If the Company fails to deliver an amendment to the Benefit Schedule acknowledging the validity of all or part of a Claim, the Trustee shall make no distribution pursuant to that part of the Claim not acknowledged by the Company unless and until the Claimant has obtained a binding arbitration order confirming the validity in whole or in part of the unacknowledged part of the Claim. Upon receipt of a binding arbitration order holding that a Participant or Beneficiary is entitled to payments of Benefits under any of the Plans, the Trustee shall make payments of the Benefits specified in the order at the times and in the amounts specified in the order. The Trustee shall have no liability to the Company or any other person for any distributions made in reliance on an amended Benefit Schedule provided by the Company or on a binding arbitration order obtained in favor of any Participant or Beneficiary.

        (d) If any amount of cash or other property held in the Trust in a Participant's Separate Account is included by the Internal Revenue Service in the gross income of the Participant with respect to whom that Separate Account is maintained or of a Beneficiary of the Participant before actual distribution of the amount to the Participant or Beneficiary, the Trustee shall make a distribution out of assets held in that Separate Account only, to the person in whose gross income the amount is so included (the "Taxpayer") equal to the amount included in the gross income of the Taxpayer within 30 days after the Taxpayer delivers to the Company and to the Trustee (i) written notice of the inclusion of the amount in the gross income of the Taxpayer and (ii) a copy of a written determination by

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the Internal Revenue Service with respect to such inclusion.

        (e) The Company hereby agrees to submit any dispute between the Company and any Participant or Beneficiary as to the entitlement of such Participant or Beneficiary to the payment of Benefits under any of the Plans to binding arbitration under the rules of the American Arbitration Association upon demand for such arbitration by such Participant or Beneficiary. Moreover, the Company agrees that the costs of the arbitration shall be paid by the Company unless the arbitration order holds that the payments of Benefits due to the Participant or Beneficiary do not differ significantly from the payments of Benefits acknowledged by the Company to be payable in a Benefit Schedule delivered to the Trustee not later than ten days after the Participant or Beneficiary has delivered to the Company a demand for binding arbitration and that, in cases where the arbitration order so holds, the costs of arbitration shall be borne as the arbitration order may direct. The Company hereby authorizes the Trustee to accept as binding any arbitration order obtained by any Participant or Beneficiary as a result of any such arbitration proceedings.

        (f) All distributions made by the Trustee to a Participant or his Beneficiary shall be made on behalf of the Company and the acceptance of any such distribution by the Participant or his Beneficiary shall constitute a complete acquittance and discharge to the Company for a portion of the Benefits due under the Plans in respect of the Participant equal to the amount so distributed and accepted.

        (g) During any period in which any Participant or Beneficiary to whom distributions may be made in accordance with this Section 2 is under any legal disability or in the judgment of the Trustee is incapable of attending to personal financial affairs by reason of any mental or physical condition or the infirmities of advanced age, any such distribution, in the discretion of the Trustee, either may be made to him or her directly or may be made to any other individual or organization selected by the Trustee for his or her exclusive use and benefit, or the use and benefit of his or her legal dependents, if any, including any such other individual or organization furnishing goods or services to or for his or her use or benefit or the use and benefit of any such dependents. Each such distribution may be made without the intervention of a guardian, and the receipt of the distributee in each case shall constitute a complete

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acquittance to the Trustee, and to the Company, for the amount so distributed and its proper application.

        (h) For purposes of this Agreement, a Participant shall be deemed to be an "Eligible Participant" at any particular time if and only if, as of that time, the Participant is entitled to receive payments of Benefits currently under any of the Plans or may in the future become entitled to receive payments of Benefits under any of the Plans. For purposes of this Agreement a Beneficiary shall be deemed to be a "Current Beneficiary" at any particular time if and only if, as of that time, the Beneficiary is entitled to receive payments of Benefits currently under any of the Plans.

        (i) The Company may from time to time add one or more additional
Plans to the list of Plans covered by this Agreement by delivering to the Trustee an addendum to Schedule A and the Company may from time to time add one or more additional Participants to the list of individuals covered by this Agreement by delivering to the Trustee an addendum to Schedule B.

        (j) When making any distribution to a Participant or Beneficiary with respect to a payment of Benefits that is overdue, the Trustee shall increase the amount of the distribution to include compound interest on the overdue payment from the date due to the date of the distribution calculated and compounded on a daily basis and using as the interest rate for each day during the period with respect to which interest is due the prime or base lending rate published by the Trustee and in effect on that day.

        (k) The Trustee shall pay Benefits to a Participant or to a Participant's Beneficiary only from assets held in that Participant's Separate Account.

        Section 3. EFFECT OF COMPANY'S INSOLVENCY. The provisions and limitations of this Section 3 shall apply notwithstanding any provision to the contrary contained in any other section of this Agreement.

        (a) For purposes of this Agreement, the Company shall be deemed to be "insolvent" at any particular time if, at that time, it is unable to pay its ordinary debts and obligations as they become due or it is subject to proceedings as a debtor under the United States Bankruptcy Code.

        (b) Until and unless distributed to Participants or their Beneficiaries pursuant to Section 2, all property contributed by the Company to the Trust and

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the increments, proceeds, investments, and reinvestments thereof shall be and remain subject to the rights and claims of the general creditors of the Company as hereinafter set forth as fully as if the Trust did not exist and title were not held in the name of the Trustee or any nominee of the Trustee.

        (c) The Company's Board of Directors (the "Board") and chief executive officer shall each have the duty to notify the Trustee of the Company's becoming insolvent promptly upon the occurrence thereof. If the Board or chief executive officer notifies the Trustee that the Company is insolvent, or if the Trustee receives credible written allegations from any other person claiming to be a creditor of the Company that the Company is insolvent, the Trustee shall suspend payments under Section 2 and shall notify the nationally recognized firm of independent accountants appointed by the Company to act as the Company's independent auditors (or, if the Company has not appointed such a firm to act as its independent auditors then such nationally recognized firm of independent accountants as the Trustee may select) and shall direct the firm so notified (the "Independent Evaluator") to determine within 60 days after such direction is given whether the Company is insolvent. If the Independent Evaluator determines the Company is solvent, the Trustee shall resume making payments under Section 2, including any payments suspended while the Independent Evaluator was making its determination of the Company's solvency that were not made by the Company in the interim. If the Independent Evaluator determines the Company is insolvent, the Trustee shall hold the trust property, during the period the Company is insolvent, as provided in Paragraph 3(d). All fees for the services of the Independent Evaluator shall be payable by the Company, but shall be paid from the assets of the Trust and charged against the principal of the Trust in the absence of timely payment by the Company.

        (d) Upon determination of the Company's insolvency pursuant to Paragraph 3(c), and thereafter for so long as the Company remains insolvent, the Trustee shall hold the trust property for the benefit of the Company's general creditors and shall deliver the trust property only in accordance with the orders of a court having jurisdiction of the application and disposition of the assets of the Company. The Trustee shall not be liable to the Company or any other person for any distributions made in accordance with Section 2 before it either (i) receives notice from the Board or chief executive officer that the Company is insolvent or (ii) receives credible written allegations from some

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other person claiming to be a creditor of the Company that the Company is insolvent. Nor shall the Trustee be liable to the Company or any other person for any such distributions made after the Independent Evaluator determines that the Company is no longer insolvent if, having been insolvent, the Company becomes solvent.

        (e) No provision of this Agreement shall be construed to alter the status of Participants in the Plan, or of their respective Beneficiaries, as unsecured general creditors of the Company or to diminish any rights of any Participant or Beneficiary to pursue their rights as general creditors of the Company with respect to Benefits or otherwise.

        Section 4. ADDITIONAL POWERS, DUTIES, AND IMMUNITIES OF THE TRUSTEE. In the administration of the trust property, the Trustee shall have the following additional powers, duties, and immunities:

        (a) The Trustee is authorized to accept as contributions to the trust property from the Company, any property, tangible or intangible, that the Company may contribute, pursuant to authorization by the Board of Directors of the Company, and to sell, without notice, at public or private sale, and to exchange, mortgage, lease for any term, manage, operate, pledge, partition, appraise, apportion, divide in kind, borrow on, hypothecate, or dispose of any and all of the trust property, whether real or personal, tangible or intangible, upon such terms and conditions as the Trustee may deem best, except that the Trustee shall reinvest income and the proceeds from the sale or other disposition of any asset only as provided in Paragraph 4(b), below. If the Company contributes any real property to the Trust, the Trustee is authorized to sell the real property or to hold and lease the same for any period (without regard to the duration of any trust created under this agreement or to any statutory restriction) and to undertake such other acts with respect to such real property as may be necessary or desirable to perfect the Trust's title thereto and to protect and conserve the interests of the Trust therein.

        (b) Except to the extent necessary or advisable to preserve, operate, manage, or enhance the value of any item of property contributed by the Company that is not listed in clauses (i) through (v) of this Paragraph 4(b), the Trustee shall invest and reinvest the trust property, including any income accumulated and added to principal, only in (i) annuity or life insurance contracts; (ii) interest-bearing deposit accounts or certificates of deposit (including

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any such accounts or certificates issued or offered by the Trustee or any successor or affiliated corporation but excluding obligations of the Company);
(iii) direct obligations of the United States of America, or obligations the payment of which is guaranteed, as to both principal and interest, by the government or an agency of the government of the United States of America; (iv) readily marketable securities listed on a United States national securities exchange (other than securities of the Company); or (v) shares or other units of participation in any mutual fund, investment trust, or common trust funds maintained by the Trustee, which are invested exclusively or predominantly in assets described in the foregoing clauses (i) through (iv) of this Paragraph 4(a) while allowing the use of contracts for the immediate or future delivery of financial instruments and other permitted property. The Trustee shall not be liable to any Participant or Beneficiary under any Plan for any insufficiency of the trust property to discharge all Benefits due the same under the Plan; rather, the liability for all such Benefits shall be and remain the primary and ultimate responsibility of the Company and any such Benefits not discharged in full by payments made by the Trustee under this Agreement shall be paid by the Company.

        (c) The Trustee is empowered to register securities, and to take and hold title to other property, in the name of the Trustee or in the name of a nominee without disclosing the Trust. Securities also may be held in bearer form and may be held in bulk with certificates of the same class and issuer which are assets of other fiduciary accounts. The Trustee shall be responsible for any wrongful acts of any nominee of the Trustee.

        (d) The Trustee is empowered to employ such agents and attorneys as the Trustee shall deem advisable and to determine and, except as provided in Section 6, pay the reasonable compensation of any agents and attorneys so employed, without diminution of the compensation of the Trustee. Such compensation shall be payable by the Company, but shall be paid from the assets of the Trust and charged against the principal of the Trust in the absence of timely payment by the Company. The Trustee shall not be liable for any neglect, omission, or wrongdoing of any such agent or attorney if reasonable care is exercised in the selection of such one.

        (e) The Trustee further is empowered to enforce, release, compromise, and settle any and all claims in favor of or against the Trust, whether or not

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such claims are in litigation, upon such terms and conditions as the Trustee shall deem advisable.

        (f) The Trustee shall maintain a separate account within the Trust (a "Separate Account") with respect to each Participant. The Trustee shall credit or debit each Participant's Separate Account as appropriate to reflect that Participant's allocable portion of the Trust assets, as those assets may be adjusted from time to time pursuant to the terms of this Agreement. All deposits of principal to the Trust by the Company shall be allocated among the various Separate Accounts as designated by the Company at the time the deposit is made. The Trustee is authorized to segregate and hold separately any part or all of the trust property from time to time allocable to the Separate Accounts then existing or to hold any part or all of the trust property as a single commingled fund and allocate undivided interests in the same among the Separate Accounts then existing.

        (g) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Company and the Trustee. All such accounts, books, and records shall be open to inspection and audit at all reasonable times by the Company and by Eligible Participants and Current Beneficiaries. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the resignation of the Trustee, the Trustee shall deliver (i) to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such resignation, as the case may be, and (ii) to each surviving Participant or Current Beneficiary with respect to a deceased Participant, a report containing
(A) a summary of the information provided to the Company pursuant to clause (i) of this Paragraph (f), (B) a detailed description of all transactions affecting the Participant's Separate Account, and (C) unless the report delivered to the then surviving Participant or Current Beneficiary is identical to the report delivered to the Company pursuant to clause (i) of this Paragraph (f), a statement that the surviving

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Participant or Current Beneficiary may inspect that report, either directly or by a duly authorized representative, at any reasonable time.

        (h) The Trustee shall have all other powers and duties conferred or imposed on trustees by law which are consistent with the provisions of this Agreement and such further powers as may be required to give effect to the powers and duties of the Trustee expressly set forth in this Agreement including, without limitation, the power to withhold, deposit, and pay over any applicable federal, state, or local taxes from any distributions made pursuant to this Agreement. The Trustee shall not be required to furnish bond, nor shall the Trustee be required to obtain leave or confirmation from any court before exercising any of the powers or performing any of the duties of the Trustee; but the Trustee at all times shall be obligated to act in good faith, to exercise reasonable prudence, and to accord fair and equitable treatment to the Participants, their respective Beneficiaries, and the Company. No person dealing with the Trustee shall be obligated to inquire into the Trustee's powers with respect to any action that the Trustee may propose to take, and the receipt of the Trustee for any payment made or property transferred to the Trustee by any person shall constitute a complete acquittance to such person for such payment or property and its proper application.

        Section 5. TENURE, SUCCESSION, AND COMPENSATION OF TRUSTEES. The following provisions relate to the tenure, succession, and compensation of the Trustee and successor Trustees:

        (a) The Company may remove any Trustee from time to time serving under this Agreement at any time upon giving sixty days written notice to such Trustee and each Trustee from time to time serving under this instrument shall have the right to resign by delivering a written notice of resignation to the Company, except that the Company shall not have any power to remove the Trustee if at the time of such removal the Company is delinquent with respect to one or more payments of Benefits then due. No removal or resignation of a Trustee shall become effective until the acceptance of the trust by a successor Trustee designated in accordance with Paragraph 5(b).

        (b) If Bank One, Cleveland, NA, or any successor to it designated in accordance with this Paragraph 5(b), for any reason shall decline, cease, or otherwise fail to serve as Trustee, the vacancy in the trusteeship shall be filled by a bank or trust company,

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wherever located, having a capital and surplus of at least $25,000,000 in the aggregate. If the vacancy occurs by reason of the resignation of the predecessor Trustee, the successor Trustee shall be selected by the resigning Trustee. If the vacancy occurs for any other reason, the successor Trustee shall be selected by the Company.

        (c) Upon acceptance of the trust, each successor Trustee shall be vested with the title to the trust property possessed by the Trustee that it succeeds and shall have all the powers, discretions, and duties of that predecessor Trustee. No successor Trustee shall be required to furnish bond.

        (d) Each successor Trustee may accept as complete and correct and may rely upon any accounting by any predecessor Trustee and upon any statement or representation by any predecessor Trustee as to the assets comprising or any other matter pertaining to the administration of the Trust. No successor Trustee shall be liable for any act or omission of any predecessor Trustee or have any duty to enforce or seek to enforce any claim of any kind against any predecessor Trustee on account of any such act or omission.

        (e) The Trustee or any successor Trustee shall be entitled to receive fees for its ordinary services at the rates prescribed for the same in its standard schedule of fees in effect when such services are rendered and reasonable additional fees and expenses for any extraordinary services requested or required of it. All fees for the services of the Trustee or any successor Trustee shall be payable by the Company, but shall be paid from the assets of the Trust and charged against the principal of the Trust (and against each of the Separate Accounts in direct proportion to the value of the assets held in each Separate Account during the period for which the fees are payable) in the absence of timely payment by the Company.

        Section 6. REVERSION OF EXCESS ASSETS. From time to time, if and when requested by the Company to do so, the Trustee shall engage the services of The Wyatt Company or such other independent actuary as may be mutually satisfactory to the Company and to the Trustee, at the expense of the Company, to determine the present value of the maximum future Benefits that could become payable with respect to any one or more Participants under all of the Plans. The Company shall pay the fees and expenses of such independent actuary and such fees and expenses shall not be paid by the Trustee or charged against Trust assets. The independent actuary shall make its calculations based on the assumption that each Participant's employment with the

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Company will terminate under such circumstances and on such date as will maximize the aggregate cost to the Company of providing all Benefits due with respect to the Participant under the Plans. In addition, the independent actuary shall use the interest rate, annual percentage salary increase, and other actuarial assumptions then being used for purposes of the Oglebay Norton Company Pension Plan for Salaried Employees (or, if current actuarial assumptions under that plan are unavailable, then using such reasonably comparable current actuarial assumptions as the independent actuary may determine). If the independent actuary determines that the value of all assets described in one of clauses (i) through (v) of Paragraph 4(b) hereof ("Specified Assets") held in the Trust with respect to any Participant (with respect to whom no payments of Benefits are overdue) exceeds 150% of the present value of the maximum future Benefits that could become payable under all of the Plans with respect to the Participant, then that Participant's Separate Account will be deemed to be "Fully Funded" and the Trustee shall take the amount of any assets in excess of the 150% amount of Specified Assets from that Separate Account and reallocate that excess to all of the other Separate Accounts that are not, at that time, Fully Funded, spreading the excess among those other Separate Accounts in direct proportion to the aggregate amounts theretofore contributed by the Company to each of such other Separate Accounts. If the independent actuary determines that all Separate Accounts are Fully Funded, the Trustee shall retain Specified Assets that in the aggregate are at least equal to 150% of the present value of the maximum future Benefits that could become payable under all of the Plans with respect to all Participants and pay or transfer any other assets (the "Excess Assets"), upon the request of the Company, as follows:

        (a) if, and to the extent, at the time of the request, the trust
("Trust I") established by the Company under the agreement with Bank One, Cleveland, NA, as trustee, captioned "Irrevocable Trust Agreement (Salary Continuation, Disability, and Death Benefit Arrangements, and Prior Supplemental Retirement Plan)," dated ____________, 1989 ("Agreement I"), is not then "Fully Funded," as that term is defined in Agreement I, then the Trustee shall transfer the Excess Assets to the trustee of Trust I as contributions on behalf of the Company to Trust I; and

        (b) if, and to the extent, at the time of the request, Trust I is so Fully Funded (or has been terminated), then the Trustee shall pay the Excess Assets to the Company.

        Section 7. PROTECTION OF TRUSTEE. The Company, by making contributions to the trust property,

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agrees to indemnify and hold the Trustee harmless in its private capacity against any and all claims, actions, causes of action, judgments, surcharges, losses, and liabilities that may be asserted, brought, or made against the Trustee by any Participant in the Plans or by any Beneficiary under the Plans and against any costs incurred by the Trustee in its private capacity in resisting, negotiating, or compromising the same, including reasonable attorney fees. The Company agrees to indemnify and hold the Trustee harmless from and against any and all claims, actions, penalties, liabilities, or losses that may be asserted, brought, or made against the Trustee in connection with matters relating to the establishment and operation of the Trust, including, without limitation, claims or liabilities imposed by any federal or state governmental authority, and against any costs, including, without limitation, reasonable attorneys' fees, paid or incurred by the Trustee in defending, negotiating, or compromising the same, but excepting any such claims, actions, etc. in which there is proof of negligence or of actual bad faith on the part of the Trustee.

        Section 8.  AMENDMENT.

        (a) This Agreement shall not be subject to amendment by the Company or any other organization or individual in any respect except as provided in this Section 8. No amendment of this Agreement shall be effective unless (i) it is in writing; (ii) notice of the amendment, including a copy of the amending language, is provided, at least ten days but not more than 60 days before the effective date of the amendment, to the Trustee and to all persons who, at the time of the notice, are either Eligible Participants or Current Beneficiaries; and (iii) the amendment is approved as provided in any one of Paragraph 8(b), Paragraph 8(c), or Paragraph 8(d).

        (b) At any time and from time to time, this Agreement may be amended to the extent necessary to obtain the intended tax treatment for the Company, for the Trust, for Participants, and for Beneficiaries with respect to assets held in the Trust as specified in Paragraph 1(e), if the amendment is approved in writing "by the Pre-Change in Control Board" (as that phrase is defined in Paragraph 8(e)), by the Trustee, by the Representative of Currently Employed Participants, and by the Representative of all other Eligible Participants and Current Beneficiaries (as identified pursuant to Paragraph 8(f)), except that no amendment may be made pursuant to this Paragraph 8(b) if the amendment adversely affects the rights of any Participant or Beneficiary under this Agreement.

        (c) At any time and from time to time, the provisions of Section 4 (relating to the management of the assets of the Trust) may be amended if the amendment is approved in writing by the Company, by the Trustee, by the Representative of Currently Employed Participants, and by the Representative of all other Eligible Participants and Current Beneficiaries (as identified pursuant to Paragraph 8(f)), except that no amendment may be made pursuant to this Paragraph 8(c) if the amendment adversely affects the rights of any Participant or Beneficiary under this Agreement.

        (d) At any time and from time to time, this Agreement may be amended in any respect (except that no amendment shall be made that would make the Trust revocable or change the manner in which amendments may be adopted), provided the Company first provides full and complete disclosure to all Eligible Participants and Current Beneficiaries of the effect of such amendment on each of them and the amendment is thereafter approved in writing by the Company, by the Trustee, and by all persons who, at the time of the amendment, are either Eligible Participants or Current Beneficiaries.

        (e) For purposes of Paragraph 8(b), an amendment will be deemed to be approved in writing "by the Pre-Change in Control Board" if the amendment is approved in writing by a majority of the class of individuals who (i) were members of the Board of Directors of the Company as constituted 30 days before the first date on which there occurs a change in control of the Company (as defined in Paragraph 8(g)), and (ii) are living at the time of the amendment.

        (f) For purposes of Paragraph 8(b) and Paragraphs 8(c), the "Representative of Currently Employed Participants" shall be such individual who may be designated from time to time by at least a majority in number of the class of persons comprised of all of the Participants who at that time are employed by the Company, and the "Representative of all other Participants and Beneficiaries" shall be such individual who may be designated from time to time by at least a majority in number of the class of persons comprised of all other Eligible Participants and all Current Beneficiaries. If at any time no such individual has been so designated by a majority in number of the members of one or the other of these classes, the resulting vacancy shall preclude amendment of this Agreement under Paragraph 8(b) or Paragraph 8(c) until after the vacancy is filled.

        (g) For purposes of this Agreement, an Change in Control shall have occurred if at any time any of the following events occurs:

        (i) a report is filed with the Securities and Exchange
Commission (the "SEC") on Schedule 13D or Schedule 14D-l (or any successor schedule, form, or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any "person" (as the term "person" is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

        (ii) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

        (iii) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation;

        (iv) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

        (v) during any period of 24 consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's Board of Directors (the "Board") unless the election, or nomination for election by the Company's shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were

        Directors of the Company at the beginning of such 24-month period.

        Section 9.  TERMINATION.

        (a) This Trust shall terminate as of the first date on which there is no Participant or Beneficiary who is entitled on that date, or may become entitled in the future, to the payment of any Benefits under any of the Plans.

        (b) This Trust may be terminated before the date specified in Paragraph 9(a) if the Company, the Trustee, all Eligible Participants, and all Current Beneficiaries consent in writing to the termination following receipt of full and complete disclosure by the Company to the Trustee, to all Eligible Participants, and to all Current Beneficiaries of the effect of such termination on each of them.

        (c) Upon termination of the Trust provided for in Paragraph 9(a) or in Paragraph 9(b), the Trustee shall pay over any assets remaining in the Trust as follows:

        (i) if, and to the extent, at the time of the termination, Trust
I is not "Fully Funded," as that term is defined in Agreement I, the Trustee shall pay such assets to the trustee of Trust I as contributions on behalf of the Company to Trust I; and

        (ii) if, and to the extent, at the time of termination, Trust I is so Fully Funded (or has been terminated), the Trustee shall pay such assets to the Company.

        Section 10. INTERPRETATION. The construction and validity of this instrument shall be determined under the laws of the State of Ohio in a manner consistent with the expressions of intent contained in the foregoing provisions and with the Plans.

        IN WITNESS WHEREOF, the Trustee and the Company have executed this instrument, in duplicate, at Cleveland, Ohio, on the date first above written.

                              OGLEBAY NORTON COMPANY

                              By  /s/ Richard J. Kessler VICE PRESIDENT
                                  _____________________________________

                              And /s/ H. William Ruf VICE PRESIDENT
                                  _________________________________

                                             GRANTOR

                              BANK ONE, CLEVELAND, NA

                              By  /s/ [Illegible]
                                      ____________________________

                              And /s/ [Illegible]
                                      ____________________________
                                             TRUSTEE

                                                            Revised and Restated
                                                                      Schedule A
                                                    (as revised August 31, 1994)

                   BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

1. Excess and TRA Supplemental Benefit Retirement Plan, adopted November 16, 1977, as amended and restated effective January 1, 1991, and any subsequent amendments thereto.

2. Supplemental Savings and Stock Ownership Plan, adopted May 31, 1989, and any subsequent amendments thereto.

3. 1983 Stock Equivalent Plan, adopted May 18, 1983.

4. Employment Agreement with R. D. Thompson.

5. Employment Agreements and the amendments thereto, if any (intended to become effective upon a change in control) with F. A. Castle, R. T. Green,
   R. J. Kessler, T. J. Croyle, J. L. Selis, A. F. Bradfish, M. A. Hyre,
   D. A. Kuhn, H. Chisholm, H. W. Ruf, and E. Pruc.

6. Employment Agreement with R. Thomas Green, Jr. entered into as of February 26, 1992.

7. Employment Agreements (intended to become effective upon a change in control) with Stuart M. Theis and Edward G. Jaicks.

                                                          ADDENDUM TO SCHEDULE A
                                                               (August 31, 1994)



6. Employment Agreement with R. Thomas Green, Jr. entered into as of February 26, 1992.

7. Employment Agreements (intended to become effective upon a change in control) with Stuart M. Theis and Edward G. Jaicks.

                                                           Revised and Restated
                                                                     Schedule B
                                                (revised as of August 31, 1994)

                                  PARTICIPANTS

                                  R. D. Thompson
                                  F. A. Castle
                                  R. T. Green
                                  R. J. Kessler
                                  T. J. Croyle
                                  J. L. Selis
                                  A. F. Bradfish
                                  M. A. Hyre
                                  D. A. Kuhn
                                  H. Chisholm
                                  H. W. Ruf
                                  E. Pruc
                                  S. M. Theis
                                  E. G. Jaicks

                                                         ADDENDUM TO SCHEDULE B
                                                              (August 31, 1994)

                                  S. M. Theis
                                  E. G. Jaicks

                                                           Revised and Restated
                                                                     Schedule C
                                                (revised as of August 31, 1994)

l. With respect to the Excess and TRA Supplemental Benefit Retirement Plan, adopted November 16, 1977, as amended and restated effective January 1, 1991, and any subsequent amendments thereto: All benefits.

2. With respect to the Supplemental Savings and Stock Ownership Plan, adopted May 31, 1989, and any subsequent amendments thereto: All benefits.

3. With respect to the 1983 Stock Equivalent Plan, adopted May 18, 1983:
   All benefits.

4. With respect to the Employment Agreements with R. D. Thompson and R. Thomas Green, Jr. and the Employment Agreements and the amendments thereto, if any (intended to become effective upon a change in control) with F. A. Castle,
   R. T. Green, R. J. Kessler, T. J. Croyle, J. L. Selis, A. F. Bradfish,
   M. A. Hyre, D. A. Kuhn, H. Chisholm, H. W. Ruf, E. Pruc, S. M. Theis and
   E. G. Jaicks.

5. All amounts payable by the Company to or with respect to a Participant after the termination of the Participant's employment with the Company.

6. With respect to the 1991 Executive Life Program: All benefits.

                                                         ADDENDUM TO SCHEDULE C

                                                             (August 31 , 1994)

5. All amounts payable by the Company to or with respect to a Participant after the termination of the Participant's employment with the Company.

6. With respect to the 1991 Executive Life Program: All benefits.

                                                                      Schedule D

        The following described property has been transferred and delivered to the Trustee to be held and administered in accordance with the foregoing Irrevocable Trust Agreement:

                           Description of Property
                           -----------------------
Initial Deposit:

        Principal cash in the amount of
one hundred dollars ($100.00).

                                            Acknowledged:

                                            BANK ONE, CLEVELAND, NA, Trustee

                                            By /s/ Gary J. Reiter, Trust Officer

                                   - 22 -